Transaction Information

Name of Purchasing Fund:  AZL MS Global Real Estate Fund
Name of Issuer:  HCP, Inc.
Cusip/Sedol/ISIN of Security Purchased:  40414L109
Date of Transaction:  12/14/2010
Date Offering Commenced:  12/14/2010
Purchase Price/Unit: $32.00
Underwriting Commission, Spread of Profit:  $1.28000
Name of Underwriter from whom Purchased:  BofA Merrill Lynch
Name of Affiliated Underwriter(1) in syndicate (include page of term sheet listing syndicate members):  Morgan Stanley
# of Shares/Par Amount of Purchase in Fund:  6,960
Principal Amount of Purchase in Fund:  $222,720
Aggregate Principal Amount of Purchase:  $23,200,000
Principal Amount of Total Offering:  $1,280,000,000

Have the following conditions been satisfied:

1.a Is any Covered Person an underwriter, or an affiliated person of an underwriter, who, in connection with a primary distribution of securities, Is in privity of contract with, or an affiliated person of the issuer of the security?
No

1.b Acting alone or in concert with one or more other persons initiates or directs the formation of the underwriting or selling syndicate of facilitated the issuance of the security?
Yes

1.c Receives a rate of gross commission, spread, or other profit greater than the rate allowed to other underwriters participating in the distribution?
No

2.a Registered Public Offerings: The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public.
Yes

2.b Municipal Securities: The securities (i) are municipal securities(2); (ii) the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization; and (iii) if the issuer or entity suppling the revenues from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors), it has received one of the three highest ratings from at least one such rating service.
No

2.c Foreign Offerings: The securities are offered publicly under the laws of a country other than the United States and (i) the offering is subject to regulation by a foreign financial regulatory authority(3) in the country in which the public offering occurs;
(ii) the securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer); (iii) financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in the country in which the public offering occurs, for the two years prior to the offering, are available to the public and prospective purchasers in connection with the offering; and (iv) if the issuer is a Domestic Issuer (a) it has a class of securities registered pursuant to section 12(b) or
 12 (g) of the 1934 Act or is required to file reports pursuant to section 15(d) of the 1934 Act; and (b) it has filed all the material required to be filed pursuant to section 13(a) or 15(d) of the 1934 Act for a period of at least twelve months immediately preceding the sale of such securities (or for such shorter period that the issuer was required to file such material).
No


2.d Rule 144A Offerings: The securities are (i) offered or sold in transactions exempt from registration under section 4(2) of the 1934
 Act, Rule 144A thereunder, or Rules 501-508 thereunder; (ii) the securities are sold to qualified institutional buyers(4); and (iii)
 the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A.
No

3. In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operations for not less than three years (including operations of predecessors).
Yes

4. The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering.
Yes

5. The underwriting was a firm commitment underwriting.
Yes

6. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period. (Provide comparable transaction data demonstrating the reasonableness of the underwriting commission, spread or profit.)
Yes

7. The amount of such securities of any class of such issue purchased by all of the Portfolios and investment companies advised by the Adviser did not exceed 25% of the principal
 amount of the offering of such class or if purchased in a Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers(4) plus
 (ii) the principal amount of the offering of such class in any concurrent public offering.
Yes


/s/:  THEODORE BIGMAN				Theodore Bigman
Signature of Portfolio Manager or designee	Printed Name